UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2003

FOSTER WHEELER LTD.
(Exact Name of Registrant as Specified in Its Charter)

Bermuda	001-31305	22-3802649

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Perryville Corporate Park, Clinton, New Jersey	08809-4000

(Address of Principal Executive Offices)	(Zip Code)

(908) 730-4000

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events

Under the proposed terms of Foster Wheeler Holdings Ltd.’s (previously known as Foreign Holdings Ltd.) preferred share exchange offer, Foster Wheeler Holdings Ltd. plans to issue preferred shares in exchange for 9.00% Preferred Securities, Series I issued by FW Preferred Capital Trust I, which are fully and unconditionally guaranteed by Foster Wheeler Ltd. and Foster Wheeler LLC. Foster Wheeler Ltd. along with Foster Wheeler Inc. and FWPI Ltd., both of which are indirectly 100% owned subsidiaries of Foster Wheeler Ltd., will fully and unconditionally, jointly and severally, guarantee the new preferred shares as to the payment of declared dividends, redemption payments, if any, and distributions upon liquidation or winding up. Foster Wheeler Holdings Ltd. is a Bermuda company and a 100% owned direct subsidiary of Foster Wheeler Ltd. Foster Wheeler Holdings Ltd., a holding company, does not conduct any business except through its indirect ownership of its subsidiaries. The consolidated financial statements of Foster Wheeler Holdings Ltd. are substantially the same as those of Foster Wheeler Ltd.

The accompanying financial statements in Exhibits 99.1 and 99.3 have been revised only to include consolidating financial information relating to Foster Wheeler Holdings Ltd, Foster Wheeler Inc. and FWPI Ltd. (see Footnote 28 and Footnote 18, respectively). This information is presented in lieu of separate financial statements and other related disclosures of the 100% owned subsidiary guarantors and issuer. The Foster Wheeler Ltd. column presents the parent company’s financial information. Foster Wheeler Ltd. is also a guarantor. The Foster Wheeler Holdings Ltd. column presents the issuer’s financial information. The Guarantor Subsidiaries column presents the financial information of all guarantors excluding that of Foster Wheeler Ltd., which is separately presented. The consolidating financial statements have been prepared as if the proposed corporate structure for Foster Wheeler Holdings Ltd. and FWPI Ltd. was in place from the beginning of the time periods presented. The information contained in Exhibits 99.1, 99.2 and 99.3 is hereby incorporated into Item 5 by reference.

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOSTER WHEELER LTD.

DATE: July 15, 2003	By:	/s/ Kenneth A. Hiltz
Kenneth A. Hiltz
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Financial Statements for the periods ending December 27, 2002.
99.2	Consent of Independent Accountants.
99.3	Financial Statements for the periods ending March 28, 2003.